SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 15, 2019

WCF BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Iowa	001-37832	81-2510023
(State or Other Jurisdiction	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

401 Fair Meadow Drive, Webster City, Iowa		50595
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (515) 832-3071

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	WCFB	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01           Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

WCF Bancorp, Inc. (the “Company”) (Nasdaq: WCFB), the holding company of WCF Financial Bank (the “Bank”), an Iowa-chartered bank headquartered in Webster City, Iowa, today announced that it has notified The Nasdaq Stock Market of its intention to voluntarily delist its common stock from the Nasdaq Capital Market and to file a Form 25, Notification of Removal from Listing and/or Registration Under Section 12(b) of the Securities Exchange Act of 1934, with the Securities and Exchange Commission (“SEC”) on or about July 25, 2019. The Company is delisting its shares in order to eliminate the administrative and annual fees associated with being listed on Nasdaq. A copy of the press release announcing the delisting dated July 15, 2019 is attached as Exhibit 99 to this Current Report and is incorporated herein by reference.

Item 8.01          Other Events.

On July 15, 2019, the Company also announced its intention to terminate the registration of its common stock under the Securities and Exchange Act of 1934, as amended, and suspend its periodic reporting obligations with the SEC.  For additional information regarding the deregistration, reference is made to the Company’s press release, which is attached as Exhibit 99 to this Current Report and is incorporated herein by reference.

Item 9.01          Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.     Not Applicable.

(b) Pro Forma Financial Information.     Not Applicable.

(c) Shell Company Transactions.     Not Applicable.

(d) Exhibit

     Exhibit No. Description

         99.1                   Press Release, dated July 15, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WCF BANCORP, INC.

DATE: July 15, 2019	By: /s/ Michael R. Segner
Michael R. Segner
President and Chief Executive Officer